UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
        Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of
                                      1934

                                 Date of Report
                                  April 4, 2002

                         VPN Communications Corporation
                    (Exact name of registrant as specified in
                                  its charter)

     Nevada                      33-19345-LA                    93-0943718
     ------                      -----------                    ----------
(State or other                 (Commission                    (IRS Employer
Jurisdiction                     File Number)                Identification No.)
of incorporation)

               3941 S. Bristol Street, Unit E, Santa Ana, CA 92704
               ---------------------------------------------------
                    (Address of principal executive offices)

               Registrant's telephone number, including area code
                                 (480) 797-3434

                                       N/A
          (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.
On or about March 18, 2002 and March 19, 2002, in two separate transactions, Charles Layton and Howard Behling acquired a total of 5,700,000 common shares, $0.001 par value, of the Company. This represents 65% of the common shares outstanding. As part of the same transactions, they also received 1,000,000 shares of Class A Convertible Preferred Stock and an irrevocable proxy to vote an additional 300,000 shares of common stock, $0.001 par value.

The first of these was an issuer transaction in which they acquired 1,000,000 shares of Class A Convertible Preferred Stock which is convertible at 10 shares of common stock, $0.001 par value, for each share of Class A Convertible Preferred Stock, and 3,000,000 common shares, $0.001 par value. The agreement under which Mr. Layton and Mr. Behling acquired this stock in exchange for all shares outstanding in Southwick Management Inc. is appended hereto as Exhibit 10.1.

The second was a private transaction between A.M.F.S. Limited and Mr. Layton and Mr. Behling In which they acquired 2,700,000 shares of common stock, $0.001 par value , and an irrevocable proxy to vote an additional 300,000 shares of common stock, $0.001 par value, in exchange for 17,000,000 shares of AmeraMex. The agreement under which Mr. Layton and Mr. Behling acquired this stock is appended hereto as Exhibit 10.2.

If Mr. Layton and Mr. Behling convert their Class A Convertible Preferred Stock to common stock, $0.001 par value, they will hold a total of 15,700,000 shares of common stock, $0.001 par value, 84% of all outstanding common stock, $0.001 par value. As part of the agreements and understandings under which they acquired this stock they will become members of the Board of Directors, effective April 15, 2002, and two of the current members of the Board will resign giving Mr. Layton and Mr. Behling control effective April 15, 2002 a minimum of 10 days after all stock holders have been notified pursuant to Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended.

Item 2.  Acquisition or Disposition of Assets.

On March 18, 2002, the Company acquired 25,000 shares, which were all the shares issued and outstanding, of Southwick Management, Inc., ("Southwick") under an Agreement of purchase and reorganization in exchange for 3,000,000 shares of the Company's common stock, $0.001 par value, and 1,000,000 shares of the Company's Class A Convertible Preferred Stock, no par value. Southwick engages, in combination with AmeraMex International, Inc. (AMMX), in the timber business in Mexico. The Agreement of Purchase and Reorganization is appended as exhibit 10.1.

On March 19, 2002 the Company acquired 16,900,000 shares of AMMX, as part of the termination agreement of its joint venture with Investors Millennium Management, Inc. The joint venture was doing business as A.M.F.S. Limited (AMFS). The Company had previously issued to AMFS 3,000,000 shares of its common stock, $0.001 par value. AMMX does business in combination with Southwick in the timber industry in Mexico. The Termination-Joint Venture Agreement is appended as
Exhibit 10.3.

Item 5.  Other Events

     As mentioned under Item 2 above the Joint Venture formed with Investors Millennium Management, Inc., and doing business as A.M.F.S. Limited, was dissolved on March 19, 2002.

On March 20, 2002 the Board of Directors voted to change the Company's name to "Resource Asset Management Corporation," effective April 15, 2002 or such time as soon thereafter as may be practicable to complete necessary documentation and notifications. The new name is reflective of the new direction the Company is taking.


Item 7 (c)      Exhibits:

Exhibit 10.1. The Agreement of Purchase and Reorganization dated March 18, 2002.
Exhibit 10.2. The Purchase and Exchange agreement dated March 19, 2002.
Exhibit 10.3. The Termination-Joint Venture Agreement dated March 19, 2002.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2002

VPN Communications Corporation  (Registrant)

By: /s/ E. G. Marchi
    ---------------------------------------
Name:   E. G. Marchi
Title:  Vice President, Secretary/Treasurer